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                                                             EXHIBIT 4.10

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS REGISTERED THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.

                              CONVERTIBLE NOTE

$27,777.78                                                September 29, 1994

     FOR VALUE RECEIVED, the undersigned, PHP HEALTHCARE CORPORATION, a Delaware corporation ("Maker"), hereby unconditionally promises to pay JONATHAN J. SPEES ("Payee"), on or before September 29, 1999 ("Maturity Date") the principal sum of TWENTY SEVEN THOUSAND SEVEN HUNDRED SEVENTY SEVEN DOLLARS AND SEVENTY EIGHT CENTS ($27,777.78), or such other amount as at the time may be outstanding hereunder, TOGETHER WITH all accrued but unpaid interest thereon computed at the rate per annum set forth below and all unpaid expenses and fees connected herewith.

     Prior to the Maturity Date, the outstanding principal amount hereunder will bear interest, computed daily until paid, at a fixed rate per annum of 7.0%. Interest will be calculated, accrued and imposed on the basis of a 365-day year for the actual number of days elapsed.

     Prior to the Maturity Date, accrued interest hereunder (but not principal) will be due and payable annually in arrears on the 30th day of April, commencing on April 30, 1995. Payee is authorized to note or endorse the date and amount of each payment and prepayment of principal and/or interest hereunder on a schedule annexed to and constituting a part hereof. Such notations or endorsements, if made, will constitute PRIMA FACIE evidence of the information endorsed on such schedule, but the failure of Payee to make any such notation or endorsement will not limit or otherwise affect the obligations of Maker hereunder.

     Payee shall have the option at any time subsequent to one (1) year after the date hereof or to the occurrence of a Change in Control of Maker as defined in Section 14.4(b) of the Amended And Restated PHP Healthcare Corporation 1986 Stock Option Plan, whichever shall first occur, and prior to the Maturity Date to convert the principal amount outstanding hereunder into fully paid and nonassessable shares of Maker's common stock, $.01 par value ("Common Stock"), at a conversion rate (the "Conversion Rate") of $9.00 of principal for one share of Common Stock, subject to adjustment as set forth below. Payee shall give written notice that it elects to convert to Maker at its principal office (or such other office as Maker may designate by notice in writing) at any time during Maker's usual business hours. All shares of Common Stock to be delivered by Maker upon receipt of such notice shall be shares held by Maker as treasury stock and not newly issued shares. No fractional shares shall be issued upon conversion, and no payment or adjustment shall be made on account of any cash dividends on the Common Stock on or prior to the date of conversion. If any fractional share of Common

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Stock would otherwise be delivered upon conversion, Maker shall pay to Payee an amount in cash equal to the current market price of such fractional share.

     If Maker shall, on or after the date hereof, issue any shares of Common Stock by way of stock dividend, stock split or other reclassification, the Conversion Rate shall be adjusted by multiplying the conversion rate in effect immediately prior to each such issuance by the quotient obtained by dividing the number of shares of Common Stock outstanding immediately after the issuance of such Common Stock by the total number of shares of Common Stock outstanding immediately prior to such issuance. In the event of a reverse split or recombination, the Conversion Rate will be similarly adjusted to preserve equitability the intended conversion relationship.

     If there shall occur any reclassification or change of the outstanding Common Stock or any reorganization of Maker (or any other entity the stock or securities of which are at the time receivable upon conversion) on or after the date hereof, or if Maker (or any such other entity) shall merge with or into another entity or convey all or substantially all of its assets to another entity, then and in each such event, Payee, upon conversion at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon conversion prior to such consummation, the stock or other securities or property to which Payee would have been entitled upon such consummation if Payee had converted immediately prior thereto, all subject to further adjustment after such consummation as provided herein.

     Payments will be applied by Payee in the following order: (a) first to the payment of any fees and charges due hereunder, (b) then to any obligation of Maker for the payment of expenses due hereunder, (c) then to the payment of interest due and owing hereunder, (d) then to the principal indebtedness due hereunder, and (e) then to any other indebtedness of Maker to Payee.

     All payments of principal, interest (including any default interest), fees and any other amounts due hereunder must be made by Maker or Payee in immediately available funds on or before twelve o'clock (12:00) noon on the due date therefor at the principal office of Payee at 2049 Century Park East, Suite 3300, Los Angeles, California 90067, or at such other place as Payee may at time or from time to time designate in writing to Maker.

     Whenever any payment to be made hereunder is due on a day that is not a business day (I.E. any day other than a Saturday, Sunday or legal public holiday), such payment may be made on the next succeeding business day, and such extension of time will be included in the computation of interest hereunder. Any funds received by Payee after 12:00 noon on any day deemed to be received on the next succeeding day.

     Upon the occurrence and during the existence of a default hereunder (including, without limitation, failure or refusal by Maker to deliver payment of the outstanding balance plus interest on the Maturity Date), Maker hereby agrees (to the maximum extent not prohibited by applicable law) to pay to Payee interest on any indebtedness outstanding hereunder at the rate of

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three percent (3.0%) per annum in excess of the rate then otherwise applicable to such indebtedness.

     If, after a default hereunder, counsel is employed to collect the indebtedness evidenced hereby or to protect the security hereof, Maker agrees to pay Payee (to the maximum extent not prohibited by applicable law) reasonable attorneys' fees and all other costs and expenses incurred in connection with such collection.

     Maker hereby waives diligence, presentment, protest, demand for payment, notice of protest and non-payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, acceleration or enforcement of this Note. No delay on the part of Payee in exercising any power or right hereunder will operate as a waiver thereof nor will any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. This Note is binding on Maker and its successors and assigns. If any term or provision of this Note is held invalid, illegal and enforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.

     Nothing contained in this Note will require Maker to pay interest at a rate prohibited by applicable law. If interest payable to Payee on any date would be in a prohibited amount, such interest will be automatically reduced to an amount that is not prohibited and interest for subsequent periods, to the extent not prohibited, will be increased by the amount of such reduction until payment of the full amount of each such reduction. Any prohibited amount previously paid will be credited towards reduction of the outstanding balance.

     MAKER AND PAYEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF MAKER OR PAYEE. MAKER AND PAYEE EACH ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION, THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR IT ENTERING INTO THE PLAN AND
AGREEMENT OF MERGER (THE "MERGER AGREEMENT"), DATED AS OF SEPTEMBER 29, 1994, BY AND AMONG PARAGON AMBULATORY SURGERY, INC., MAKER, CHARLES P. REILLY, MICHAEL E. GALLAGHER AND JONATHAN J. SPEES.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF MAKER OR PAYEE WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF VIRGINIA OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA. MAKER AND PAYEE EACH HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF VIRGINIA AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND

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BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. MAKER
AND PAYEE EACH FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF VIRGINIA. MAKER AND PAYEE EACH HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT MAKER OR PAYEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT TO ITS SECURED OBLIGATIONS UNDER THIS NOTE.

     This Note is the "Convertible PHP Note" referred to in, and arises out of, the Merger Agreement. Upon and at anytime after the occurrence of any breach or default hereunder, at the election of Payee, Payee may declare the entire unpaid balance of all indebtedness hereunder (including, principal, interest and fees) to be immediately due and payable.

     Payee may not assign at any time all or part of its rights hereunder without the consent of Maker except to other parties to the Merger Agreement.

     This Note shall be governed by and construed under the laws of the State of Virginia, without giving effect to conflicts of laws principles.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed in its name and on its behalf as of the day and year first written above.

WITNESS/ATTEST:                         PHP HEALTHCARE CORPORATION,
                                        Maker

/s/ Ben Rosenbaum, III                  By: /s/  Jack M. Mazur
----------------------                      ------------------
Ben Rosenbaum, III, Secretary               Name:  Jack M. Mazur
                                            Title: Sr. Exec. V. Pres.


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